SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

RAMP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-24768	84-1123311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Maiden Lane Fifth Floor New York, New York (Address of principal executive offices)	10038 (Zip Code)

Registrant's telephone number, including area code: (212) 440-1500

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 1, 2004, the Registrant disseminated the press release attached to this Current Report on Form 8-K as Exhibits 99.1 regarding its recent filings with the Securities and Exchange Commission and other developments.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated April 1, 2004 regarding the Registrant's recent filings with the Securities and Exchange Commission and other developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2004	RAMP CORPORATION (Registrant) By:/s/ Mitchell M. Cohen Mitchell M. Cohen Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description Number
99.1	Press Release dated April 1, 2004 regarding the Registrant's recent filings with the Securities and Exchange Commission and other developments.